UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

ARMORED AUTOGROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	333-180736	27-3620112
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

44 Old Ridgebury Road, Suite 300, Danbury, Connecticut 06810

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 205-2900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) and (e).  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 30, 2013, the Board of Directors of Armored AutoGroup Inc. (the “Company”) promoted Guy J. Andrysick from Executive Vice President, Sales & Marketing, to Executive Vice President and Chief Operating Officer, effective immediately.  In his new role, Mr. Andrysick will oversee Company research and development, operations, and sales and marketing. Information concerning Mr. Andrysick may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, which information is incorporated herein by reference.

In connection with his new responsibilities, Mr. Andrysick’s annual salary has been increased to $408,750 and his option grant has been increased by 350,000 options.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMORED AUTOGROUP, INC.

Date: June 3, 2013	By:	/s/ Frank Judge
Name: Frank Judge
Title: Vice President, General Counsel and Secretary